UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	IOSP	NASDAQ

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2023, Innospec Inc. (the “Company”) and certain subsidiaries of the Company (together with the Company, the “Borrowers”) entered into a Multicurrency Revolving Facility Agreement with various lenders (the “Agreement”) which replaces the Company’s credit facility agreement dated September 26, 2019 (the “Pre-Existing Credit Agreement”).

The Agreement provides for a $250,000,000 four-year multicurrency revolving loan facility available to the Borrowers (the “Facility”). The Agreement also contains an accordion feature whereby the Company may elect to increase the total available borrowings by an aggregate amount of up to $125,000,000. The termination date of the Facility is May 30, 2027, but the Company has an option to request an extension of the Facility for a further year.

Amounts borrowed under the Facility will be used for general corporate and working capital purposes of the Company and to fund future acquisitions.

The obligations of the Borrowers under the Agreement are unsecured obligations but are guaranteed by the Company and certain of its subsidiaries. The Agreement contains customary representations, covenants and events of default, which are broadly consistent with those in the Pre-Existing Credit Agreement, although Term SOFR and SONIA now apply to drawings made in U.S. dollars and British pounds respectively rather than LIBOR. The initial margin added to the interest rate for loans issued under the Agreement has been increased to 1.25%.

Amounts available under the Facility may be borrowed in U.S. dollars, Euros, British pounds and other freely convertible currencies.

The Company will pay a customary upfront arrangement fee to its lenders and reimbursement of certain expenses, as well as a fee to the coordinating bank.

This description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Press Release dated May 31, 2023 Innospec Closes On New $250 Million Credit Facility.	Filed Herewith

10.2	Extension Request for Multicurrency Revolving Facility Agreement and Confirmation.	Filed Herewith

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 31, 2023	By:	/s/ David B. Jones
David B. Jones
Senior Vice President, General Counsel and Chief Compliance Officer